Exhibit(j) under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K






                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Post-Effective Amendment No. 39 to Registration Statement No. 2-75670 on Form N-1A of our report dated March 7, 2002 relating to the financial statements of Federated GNMA Trust for the year ended January 31, 2002, and to the reference to us under the heading "Financial Highlights" in the Prospectus, which is part of such Registration Statement.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Boston, Massachusetts
March 25, 2002